UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2010
Date of Report (Date of earliest event reported)

INFRARED SYSTEMS INTERNATIONAL
(Exact name of registrant as specified in its charter)

Nevada	0-17953	38-3767357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 N. Longspur Drive The Woodlands, TX	77380
(Address of principal executive offices)	(Zip Code)

(310) 213-2143
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On March 24, 2010, a Share Purchase Agreement (the “Share Purchase Agreement”) was entered into by Infrared Systems International, a corporation formed under the laws of the State of Nevada (“IFRS”), Take Flight Equities, Inc., a corporation formed under the laws of the State of Washington (“Purchaser”), Propalms, Inc. a corporation formed under the laws of the State of Nevada (“Propalms”), William M. Wright III, an individual (“Wright”), and Gary E. Ball, an individual (“Ball”).  Pursuant to the Share Purchase Agreement, IFRS will sell 11,557,217 shares of authorized and previously unissued shares of Common Stock (the “Shares”), representing 89.9%  of the outstanding stock of IFRS immediately after the transaction, to TFE for a purchase price of $200,000, consisting of $30,000 cash and a promissory note for $170,000 (the “Note”).  At the closing, the current directors and executive officers of IFRS will resign and Wright and Tracy Bushnell will be appointed directors of IFRS. TFE anticipates that Wright will be appointed Chairman, President and CEO of the Company at that time.  An Information Statement with respect to the change in control of a majority of the directors of IFRS is being mailed to the stockholders of IFRS on or about March 31, 2010.

Prior to the closing, the Company will transfer all of its current assets and liabilities, including the cash portion of the purchase price for the Shares and the Note, to Infrared Applications Inc., a recently formed wholly-owned subsidiary of the Company (“IAI”).  As provided in the Share Purchase Agreement, IAI will be managed by Gary Ball, the current CEO of IFRS, pursuant to a Management and Distribution Agreement.  Within 15 months after the closing, either the stock of IAI or the net proceeds from the sale of IAI’s assets will be distributed to the holders of record of IFRS common stock as of the close of business on March 23, 2010 (the “Subsidiary Distribution”).  Until the Subsidiary Distribution, IAI will be solely managed by Gary Ball pursuant to a Management and Distribution Agreement.

The Share Purchase Agreement provides that the Shares and the stock of IAI will be placed in escrow at the closing.  As payments are made on the Note, a portion of the Shares will be released from escrow.  In the event of that a note payment is not made when due and not cured within the time provided in the escrow agreement, or if an event default occurs under the Note, then the Shares then in escrow, the Note and the stock of IAI will be transferred to Gary Ball, and Gary Ball will assume responsibility for the payment of the Note and will remain responsible for the Subsidiary Distribution.  In such an event, control of the Company may change to Mr. Ball, depending on the number of shares of Company Common Stock then outstanding.

Propalms has agreed to pay one half of the then-outstanding note in the event that TFE defaults in a payment of the Note.

As a result of the sale of the Shares, TFE will become the majority owner of the outstanding shares of the Company.

The sale of the Shares will close not less than ten days after the mailing of the Information Statement mentioned previously with respect to the proposed change in a majority of the directors of IFRS, and subject to the satisfaction or waiver of the conditions to the closing.

The Share Purchase Agreement, including the Exhibits thereto, are attached to this Current Report on Form 8-K and incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

The proposed sale of the shares of Common Stock by IFRS pursuant to the Share Purchase Agreement described in Item 1.01 above has not been registered under the Securities Act of 1933, as amended, by virtue of the exemption from registration provided by Section 4(2) of the Act.  The information contained in Item 1.01 with respect to such sale is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

                  (d) Exhibits.

                  Item        Title

                 10.1          Share Purchase Agreement dated March 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRARED SYSTEMS INTERNATIONAL
DATE: March 30, 2010	/s/ GARY E. BALL ___________________________________ Name: Gary E. Ball Title: President/Chief Executive Officer